Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 6, 2008, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-149619) and related Prospectus of Eyeblaster, Inc. dated April 18, 2008.

/s/ Kost Forer Gabbay & Kasierer

Kost Forer Gabbay & Kasierer

A Member of Ernst & Young Global

Tel Aviv, Israel

April 18, 2008